UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Stewards, Inc. (the "Company") is providing this unaudited pro forma condensed combined financial information to illustrate the effects of the acquisition by SRC Envy Holdco LLC, a wholly owned subsidiary of the Company, of all membership interests in Envy Development DE, LLC and Envy Recreational, LLC (the "Envy Acquisition"). The acquired real estate consists of a 214-unit apartment community, a 26-slip marina and a three-story commercial community center in Pompano Beach, Florida. Envy Recreational, LLC was formed in connection with the acquisition, and the marina and commercial community center did not generate revenue before closing. The Envy Acquisition closed on September 23, 2026 and is accounted for as an asset acquisition under ASC 805-50.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments are Transaction Accounting Adjustments reflecting the application of required accounting to the Envy Acquisition. No Management’s Adjustments are presented. The acquired real estate operations are presented under Rule 3-14, which reflects revenues and certain operating expenses and excludes mortgage interest, depreciation and amortization, management fees and income taxes that are not comparable to the future operations of the property.

A pro forma condensed combined balance sheet as of June 30, 2026 is presented as if the Envy Acquisition had occurred on that date. The pro forma condensed combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the Envy Acquisition as if it had occurred on January 1, 2025, in accordance with 17 CFR 210.11-02(a)(6)(i).

This information was derived from and should be read in conjunction with the Company’s historical financial statements and the historical statement of revenues and certain operating expenses of the acquired property. The pro forma information is for illustrative purposes only and does not purport to represent what the results of operations or financial position would actually have been.

Revised preliminary acquisition accounting. The 7,000,000 shares placed in escrow are not recognized in stockholders’ equity. For this unaudited pro forma information, the associated required-redemption obligation is presented at its preliminary estimated acquisition-date fair value of $20.043 million, calculated as the present value at September 23, 2026 of seven monthly $3.0 million payments due from October 5, 2026 through April 5, 2027, discounted using a preliminary 18.0% annual effective rate, subject to completion of the valuation specialist’s analysis and auditor review. Because the pro forma statements of operations give effect to the acquisition as if it occurred on January 1, 2025, the full $0.957 million discount accretion is included as a non-recurring component of FY2025 interest expense, and the seven required-redemption payments and related accretion are treated as completed within 2025 under that assumption. No accretion is included in the six months ended June 30, 2026. Under the actual closing schedule, accretion is expected to occur from September 23, 2026 through April 5, 2027. The 7,000,000 escrowed shares were legally issued and remain outstanding until cancelled, but they are not classified in stockholders’ equity. The acquisition accounting remains preliminary and subject to auditor review. Changes in the final measurement could affect the liability, acquired-asset basis, depreciation, amortization and interest expense. The Company expects to finalize this accounting in its next periodic report. Until then, the principal remaining uncertainty is the final fair-value measurement, including the discount rate and other valuation assumptions.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025 (in thousands, except per share data)

	Stewards, Inc.	Envy (Rule 3-14)	Envy Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Income, financing and brokerage	$11,660	—	—		$11,660
Income from rental property	4,617	4,905	—		9,522
Total revenues	16,277	4,905	—		21,182
Cost of revenue
Financing and brokerage	2,518	—	—		2,518
Rental property	2,100	4,007	—	F	6,107
Total cost of revenue	4,618	4,007	—		8,625
Gross profit	11,659	898	—		12,557
Operating expenses
General and administrative expenses	12,142	497	—	F	12,639
Provision for credit losses	1,774	—	—		1,774
Depreciation and amortization	6,090	—	3,525	A	9,615
Professional fees	3,061	—	—		3,061
Total operating expenses	23,067	497	3,525		27,089
Loss from operations	(11,408)	401	(3,525)		(14,532)
Other income (expense)
Interest expense	(8,452)	—	(4,976)	E	(13,428)
Financing charges	(648)	—	(572)	C	(1,220)
Other losses	(208)	—	—		(208)
Total other income (expense)	(9,308)	—	(5,548)		(14,856)
Net loss before income taxes	(20,716)	401	(9,073)		(29,388)
Income tax provision	(41)	—	—	D	(41)
Net loss	(20,757)	401	(9,073)		(29,429)
Deemed dividend from conversion of preferred stock	(700)	—	—		(700)
Dividend on preferred stock	(1,651)	—	—		(1,651)
Net loss applicable to common stockholders	$(23,108)	$401	(9,073)		(31,780)
Net Loss Per Common Share - basic and diluted	$(0.16)				$(0.21)
Weighted-Average Common Shares Outstanding - basic and diluted	145,573		7,263	B	152,836
Comprehensive Loss
Net loss	(20,757)	401	(9,073)		(29,429)
Unrealized gain (loss) on foreign currency translation
Total comprehensive loss	$(20,757)	$401	(9,073)		(29,429)

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For the Six Months Ended June 30, 2026 (in thousands, except per share data)

	Stewards, Inc.	Envy (Rule 3-14)	Envy Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Income, financing and brokerage	$2,539	—	—		$2,539
Income from rental property	4,783	2,861	—		7,644
Total revenues	7,322	2,861	—		10,183
Cost of revenue
Financing and brokerage	471	—	—		471
Rental property	2,782	1,357	—	F	4,139
Total cost of revenue	3,253	1,357	—		4,610
Gross profit	4,069	1,504	—		5,573
Operating expenses
General and administrative expenses	5,742	187	—	F	5,929
Provision for credit losses	251	—	—		251
Depreciation and amortization	4,320	—	1,030	A	5,350
Professional fees	1,924	—	—		1,924
Total operating expenses	12,237	187	1,030		13,454
Loss from operations	(8,168)	1,317	(1,030)		(7,881)
Other income (expense)
Interest expense	(6,078)	—	(1,993)	E	(8,071)
Financing charges	(34)	—	(284)	C	(318)
Change in fair value of the warrant instrument	1,364	—	—		1,364
Other loss	(27)	—	—		(27)
Total other income (expense)	(4,775)	—	(2,277)		(7,052)
Net loss before income taxes	(12,943)	1,317	(3,307)		(14,933)
Income tax provision	—	—	—	D	—
Net loss	(12,943)	1,317	(3,307)		(14,933)
Dividend on preferred stock	(1,342)	—	—		(1,342)
Net loss applicable to common stockholders	$(14,285)	$1,317	(3,307)		(16,275)
Net Loss Per Common Share - basic and diluted	$(0.07)				$(0.08)
Weighted-Average Common Shares Outstanding - basic and diluted	208,881		7,263	B	216,144
Comprehensive Loss
Net loss	(12,943)	1,317	(3,307)		(14,933)
Unrealized gain (loss) on foreign currency translation
Total comprehensive loss	$(12,943)	$1,317	(3,307)		(14,933)

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Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

A - Reflects depreciation and amortization of the acquired asset basis allocated to depreciable real estate, furniture, fixtures and equipment, and the in-place lease intangible. Land is not depreciated. The adjustment uses a 44-year life for building and improvements, a 17-year life for site improvements, a 4-year life for furniture, fixtures and equipment, and a 12-month life for the in-place lease intangible, which is fully amortized during 2025 under the January 1, 2025 pro forma assumption. The resulting adjustment is approximately $3.525 million for the year ended December 31, 2025 and $1.030 million for the six months ended June 30, 2026.

B - Reflects 7,263,025 rollover shares delivered directly to the sellers as outstanding from the beginning of each period presented. The 7,000,000 escrowed shares are mandatorily redeemable financial instruments, are classified as a liability and are excluded from weighted-average shares outstanding. Because the Company reports a net loss, diluted earnings per share equals basic earnings per share. Legal issuance is unchanged. The exclusion is a classification and earnings-per-share presentation under ASC 480, not a reduction of shares issued at closing.

C - Reflects the recurring guaranty fee on the new $47.70m loan at 1.20% per year, or $0.57m, being the 1.50% contractual fee net of the 0.30% payable to Stewards that eliminates on consolidation, presented in financing charges.

D - Reflects the income tax effect of the pro forma adjustments. No pro forma income tax benefit has been recognized on the pro forma adjustments because the Company is in a net operating loss position with an accumulated deficit and does not recognize a tax benefit on additional losses.

E - Reflects interest expense on the new $47.70 million LoanCore Capital Credit REIT LLC loan based on one-month Term SOFR of 3.9375% plus 3.60%, or 7.5375% in total (actual/360), together with amortization of the $0.75 million of debt issuance costs over the 24-month loan term under ASC 835-30. Loan interest and debt issuance cost amortization produce an adjustment of approximately $4.019 million for the year ended December 31, 2025 and $1.993 million for the six months ended June 30, 2026. FY2025 also includes a non-recurring $0.957 million of accretion on the required-redemption liability because the pro forma statements give effect to the acquisition as if it occurred on January 1, 2025. Under that assumption, the seven required-redemption payments and related accretion are treated as completed within 2025. No accretion is included in the six months ended June 30, 2026. Under the actual closing schedule, accretion is expected from September 23, 2026 through April 5, 2027. The 18.0% rate used to measure the liability is preliminary and remains subject to valuation specialist and auditor review.

F - Certain operating-expense captions in the Envy Rule 3-14 historical statements have been reclassified within the Envy column to conform to the Company’s presentation. These reclassifications do not change total revenues, total certain operating expenses or revenues in excess of certain operating expenses.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026 (in thousands)

	Stewards, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
ASSETS
Cash, cash equivalents	$1,096	$(923)	b	$173
Advance receivables, net	4,948			4,948
Prepaid expense	728	287	g	1,015
Loan commitment asset	3,719			3,719
Due from related parties	64			64
Restricted cash	3,715	2,906	c	6,621
Note receivable	1,706	(1,500)	e	206
Other current assets	549	34	d	583
Total current assets	16,525	804		17,329
Fixed assets, net	154,067	85,235	a	239,302
Operating lease right-of-use asset	18			18
Intangible assets, net	985	1,447	a	2,432
Goodwill	1,219			1,219
Other assets	1,162	520	f	1,682
TOTAL ASSETS	$173,976	$88,006		$261,982
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$7,302	1,178	d	8,480
Syndicate payable	3,231			3,231
Due to related parties - current	1,883			1,883
Deferred consideration - current	270			270
Required redemption liability - current	—	20,043	b	20,043
Operating lease liabilities - current	15			15
Notes payable, net - current	2,622	2,000	h	4,622
Warrant liability	3,719			3,719
Mortgage loan - current	—			—
Other current liabilities	329	255	d	584
Total current liabilities	19,371	23,476		42,847
Deferred consideration	39			39
Notes payable, net	38,761			38,761
Mortgage loan	77,588	46,953	b	124,541
Other non-current liabilities	291			291
Total liabilities	136,050	70,429		206,479
Redeemable nonparticipating noncontrolling interest	8,462			8,462
STOCKHOLDERS’ EQUITY
Series A preferred stock	7			7
Series B preferred stock	1			1
Common stock	21	1	b	22
Paid-in capital	73,619	17,576	b	91,195
Accumulated deficit	(71,639)			(71,639)
Accumulated other comprehensive income	3			3
Nonparticipating noncontrolling interest	27,452			27,452
Total stockholders’ equity	29,464	17,577		47,041
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$173,976	$88,006		$261,982

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Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

Preliminary Consideration and Cost Allocation (in thousands)

Component	Measurement	Amount
Direct rollover shares delivered directly to sellers	7,263,025 shares at $2.42	$17,576.5
Required redemption liability	Present value of seven monthly $3.0 million payments at a preliminary 18.0%	$20,042.7
Non-share consideration	Deposit, existing mortgage principal and purchase-price adjustments	$47,210.9
Total accounting consideration	Direct equity, liability and non-share consideration	$84,830.2
Capitalized acquisition costs and lender charges	Direct acquisition costs plus $1.471 million of existing-lender charges borne by Purchaser	$1,843.1
Recorded real estate and intangible basis	Accounting consideration plus capitalized costs, lender charges and approximately $0.007 million of net working-capital re-cut	$86,681.9
Property-tax escrow	Included in restricted cash	$835.0
Net cash used to fund the acquisition, subject to final settlement	Closing-statement cash, subject to auditor confirmation of the June 30 reconciliation	$923.0
Note receivable transaction adjustment	Deposit applied at closing	$(1,500.0)
Legal shares issued	7,263,025 direct and 7,000,000 escrowed	14,263,025

The $90.0 million contractual price and $3.00 per-share reference were used to determine the share count. For preliminary GAAP accounting, the 7,263,025 shares delivered directly to the sellers were measured at the $2.42 acquisition-date closing price. The 7,000,000 escrowed shares are not recognized in equity. They were legally issued and remain outstanding until cancelled. The related required-redemption obligation is presented at a preliminary estimated acquisition-date fair value of $20.043 million, calculated as the present value of the $21.0 million of gross contractual payments discounted at a preliminary 18.0% annual effective rate. The $0.957 million discount is expected to accrete through interest expense over the redemption period. Under the January 1, 2025 pro forma assumption, the accretion is non-recurring and is included in FY2025 interest expense, and the seven payments and related accretion are treated as completed within 2025, subject to final valuation specialist and auditor review.

a - Reflects the acquired Envy assets under ASC 805-50. The acquisition is accounted for as an asset acquisition because substantially all of the fair value of the gross assets acquired is concentrated in the property. Preliminary fair-value consideration of approximately $84.83 million, together with approximately $0.37 million of capitalized direct acquisition costs, approximately $1.47 million of existing-lender charges borne by the Purchaser and approximately $0.007 million of net working-capital re-cut, produces approximately $86.68 million of recorded real estate and intangible basis. That basis is allocated on a relative fair value basis to approximately $85.23 million of land, buildings, site improvements and furniture, fixtures and equipment and approximately $1.45 million of in-place lease intangibles. Acquired working-capital assets, restricted cash and other closing assets are presented separately in the balance sheet. The acquisition accounting remains preliminary because the final purchase-price adjustment and other closing information remain subject to review.

b - Reflects the financing and consideration. The Company placed a new $47.70 million loan from LoanCore Capital Credit REIT LLC that amended and refinanced the existing $44.56 million mortgage, shown net of $0.75 million of debt issuance costs at $46.95 million. The 7,263,025 rollover shares delivered directly to the sellers are recorded in equity at the acquisition-date market price of $2.42, comprising approximately $726 of common stock at $0.0001 par value and $17.58 million of additional paid-in capital. The 7,000,000 escrowed shares are mandatorily redeemable through seven monthly cash payments of $3.0 million and are not recognized in equity. They were legally issued and remain outstanding until cancelled. The required-redemption liability is presented at a preliminary estimated acquisition-date fair value of $20.043 million, calculated as the present value of the $21.0 million gross contractual payments using a preliminary 18.0% annual effective discount rate. The $0.957 million discount is expected to accrete through interest expense over the redemption period. Under the January 1, 2025 pro forma assumption, the accretion is non-recurring and is included in FY2025 interest expense, and the seven payments and related accretion are treated as completed within 2025, subject to final valuation specialist and auditor review. A $2.00 million short-term promissory note issued to Envy Development PB, LLC funds a portion of the closing cash requirement (note h). The cash adjustment reflects estimated net cash used to fund the acquisition after applying the deposit, financing proceeds, reserves, closing costs and other transaction flows. The June 30 pro forma cash reconciliation remains subject to auditor confirmation.

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c - Reflects lender-required reserves of $2.75 million for property taxes, insurance, interest, leasing, capital expenditures, security upgrades, repairs and the DACA minimum balance. The reserves are recorded as restricted cash together with $0.15 million of transferred tenant security-deposit cash.

d - Reflects the Envy working-capital assets and liabilities recognized in the preliminary acquisition accounting. Acquired assets include approximately $0.15 million of tenant security-deposit cash, $0.03 million of accounts receivable and $0.01 million of prepaid operating expenses. Assumed liabilities include approximately $0.90 million of accrued property taxes, $0.10 million of prepaid rent, $0.13 million of accounts payable, $0.15 million of other accrued liabilities and $0.15 million of tenant security deposits. Based on the closing-date amounts, accounts payable and accrued liabilities are presented at approximately $1.178 million and other current liabilities at approximately $0.255 million. These are the Envy balances assumed at closing and included in the cost of the acquisition, with closing prorations reflected through these assumed liabilities.

e - Reflects the $1.50m acquisition deposit, consisting of three $500,000 promissory notes funded before June 30, 2026 and recorded in note receivable in the historical balance sheet. The deposit is applied against the purchase price at closing, reducing the note receivable and the cash required to fund the acquisition; it is not a June 30, 2026 cash movement.

f - Reflects the interest rate cap purchased at closing to hedge the floating-rate LoanCore loan, recorded as a derivative asset at its $0.52m premium under ASC 815; it is not expensed and not netted against the loan.

g - Reflects the property insurance premium of $0.29m paid at closing for the go-forward policy, recorded as prepaid insurance and amortised over the policy term.

h - Reflects a $2.00m short-term promissory note issued to Envy Development PB, LLC in connection with the closing and recorded in current notes payable. The note is effective September 17, 2026, bears interest at $1,333.33 per day and matures on October 5, 2026. Interest through maturity is not more than approximately $25,000 and is not separately reflected in the pro forma statements of operations because it is not material.

The Rule 3-14 historical statement and its notes remain Exhibit 99.2 to the Original Report and are omitted from this replacement Exhibit 99.3.

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